Exhibit 99.1

Janus Investment Fund ("JIF")

			Lipper Rankings Based
			on Total Returns as of 9/30/07
			1-Year		3-Year		5-Year		10-Year		Since PM Inception
			Percentile	Rank /	Percentile	Rank /	Percentile	Rank /	Percentile	Rank /	Percentile	Rank /
	PM Inception	Lipper Category	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds
Growth Funds
Janus Fund	Jan-06	Large-Cap Growth Funds	34	245 / 728	23	141 / 621	37	191 / 519	32	70 / 219	10	68 / 696
Janus Twenty Fund(1)	Aug-97	Large-Cap Growth Funds	1	6 / 728	1	5 / 621	1	2 / 519	2	4 / 219	2	3 / 218
Janus Research Fund	Jan-06	Large-Cap Growth Funds	3	18 / 728	3	18 / 621	3	11 / 519	3	5 / 219	3	17 / 696
Janus Orion Fund	Jun-00	Multi-Cap Growth Funds	2	8 / 518	1	1 / 416	2	7 / 349	—	—	20	45 / 226
Janus Enterprise Fund	Jan-02	Mid-Cap Growth Funds	31	186 / 609	19	89 / 485	18	67 / 392	43	69 / 162	13	46 / 359
Janus Venture Fund(1)	Jan-01	Small-Cap Growth Funds	7	37 / 586	8	33 / 469	3	11 / 388	17	28 / 169	14	44 / 315
Janus Triton Fund	Jun-06	Small-Cap Growth Funds	5	25 / 586	—	—	—	—	—	—	2	6 / 569
Core Funds
Janus Contrarian Fund	Feb-00	Multi-Cap Core Funds	1	6 / 876	1	1 / 662	1	2 / 493	—	—	9	27 / 314
Janus Growth and Income Fund	Dec-03	Large-Cap Core Funds	25	198 / 817	7	44 / 681	30	170 / 568	4	9 / 276	12	74 / 639
Janus Balanced Fund	Apr-05	Mixed-Asset Target Alloc. Mod. Funds	14	60 / 442	14	45 / 343	58	134 / 231	4	4 / 127	6	21 / 377
Janus Fundamental Equity Fund	Apr-05	Large-Cap Core Funds	25	203 / 817	3	20 / 681	11	60 / 568	1	2 / 276	4	27 / 721
INTECH Risk-Managed Stock Fund	Feb-03	Multi-Cap Core Funds	83	725 / 876	56	371 / 662	—	—	—	—	44	228 / 525
International/Global Funds
Janus Overseas Fund	Jun-03	International Funds	1	1 / 1049	1	1 / 812	1	1 / 671	3	8 / 299	1	1 / 721
Janus Worldwide Fund	Jun-04	Global Funds	23	90 / 406	68	210 / 309	94	245 / 262	75	80 / 107	69	207 / 303
Janus Global Technology Fund	Jan-06	Science & Technology Funds	22	60 / 278	25	63 / 254	75	174 / 232	—	—	40	109 / 274
Janus Global Life Sciences Fund	Apr-07	Health/Biotechnology Funds	27	47 / 175	30	45 / 154	44	60 / 137	—	—	‡
Janus Global Research Fund	Feb-05	Global Funds	5	17 / 406	—	—	—	—	—	—	4	13 / 328
Janus Global Opportunities Fund	Jun-01	Global Funds	21	85 / 406	84	260 / 309	68	178 / 262	—	—	19	39 / 210
Value Funds
Janus Mid Cap Value Fund - Inv(2)	Aug-98	Mid-Cap Value Funds	28	86 / 308	43	102 / 238	39	70 / 183	—	—	3	2 / 68
Janus Small Cap Value Fund - Inv.(1,2)	Feb-97	Small-Cap Core Funds	46	342 / 744	73	417 / 574	74	333 / 451	11	17 / 161	14	18 / 129
Income Funds
Janus Flexible Bond Fund	May-07	Intermediate Inv Grade Debt Funds	20	104 / 524	40	180 / 455	36	138 / 393	42	75 / 181	‡
Janus High-Yield Fund	Dec-03	High Current Yield Funds	65	285 / 444	50	185 / 376	86	274 / 319	19	27 / 146	45	161 / 361
Janus Short-Term Bond Fund	May-07	Short Investment Grade Debt Funds	42	97 / 234	52	104 / 201	16	23 / 148	40	32 / 81	‡
Janus Federal Tax-Exempt Fund	Feb-05	General Muni Debt Funds	99	234 / 236	99	218 / 220	99	209 / 212	92	127 / 138	100	221 / 221
Asset Allocation Funds
Janus Smart Portfolio-Growth	Dec-05	Mixed-Asset Target Alloc. Growth Funds	2	10 / 627	—	—	—	—	—	—	3	14 / 590
Janus Smart Portfolio-Moderate	Dec-05	Mixed-Asset Target Alloc. Mod. Funds	2	7 / 442	—	—	—	—	—	—	2	8 / 412
Janus Smart Portfolio-Conservative	Dec-05	Mixed-Asset Target Alloc. Cons. Funds	1	4 / 401	—	—	—	—	—	—	2	6 / 353

	Percent of JIF Funds per Lipper Quartile based on Total Returns
	1-Year	3-Year	5-Year	10-Year	Since PM Inception
1st Quartile	66.7%	54.5%	42.9%	60.0%	79.2%
2nd Quartile	22.2%	18.2%	23.8%	26.7%	12.5%
3rd Quartile	3.7%	18.2%	19.0%	6.7%	4.2%
4th Quartile	7.4%	9.1%	14.3%	6.7%	4.2%

Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus containing this and other information, please call Janus at 1-800-525-1068 or download the file from janus.com. Read it carefully before you invest or send money.

Lipper Inc. – A Reuters Company, is a nationally recognized organization that ranks the performance of mutual funds within a universe of funds that have similar investment objectives. Rankings are historical with capital gains and dividends reinvested. If an expense waiver was in effect, it may have had a material effect on the total return or yield for the period.

Data presented reflects past performance, which is no guarantee of future results.

Notes:

(1)          Closed to new investors.

(2)          Ranking is for the investor share class only; other classes may have different performance characteristics.

 ‡               The Fund’s since PM-Inception ranking is not available.